EXECUTION VERSION
REGISTRATION RIGHTS AGREEMENT
Dated as of November 6, 2006
By and Among
CORE LABORATORIES LP,
as Issuer,
CORE LABORATORIES N.V.
as Guarantor
and
The Initial Purchasers Party Hereto
0.25% Senior Exchangeable Notes Due 2011

i

REGISTRATION RIGHTS AGREEMENT
PREAMBLE
     This Registration Rights Agreement (the “Agreement”) is made as of November 6, 2006 by and among Core Laboratories LP, a Delaware limited partnership (the “Company”), Core Laboratories N.V., a Netherlands limited liability company (the “Guarantor”) and Lehman Brothers Inc. and Banc of America Securities LLC, acting on behalf of the several parties (the “Initial Purchasers”) named in Schedule A to that certain Purchase Agreement, dated October 31, 2006 (as it may be amended from time to time, the “Purchase Agreement”), by and among the Company, the Guarantor and Lehman Brothers Inc. and Banc of America Securities LLC as representatives of the Initial Purchasers.
RECITALS
     This Agreement is entered into in connection with the Purchase Agreement, which provides for the sale by the Company to the Initial Purchasers of $250,000,000 aggregate principal amount of the Company’s .25% Senior Exchangeable Notes Due 2011 (the “Firm Notes”), which are exchangeable into common shares of the Guarantor, EUR 0.04 par value per share (the “Underlying Shares”), plus up to an additional $50,000,000 aggregate principal amount of .25% Senior Exchangeable Notes Due 2011, which the Initial Purchasers may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the “Additional Notes” and together with the Firm Notes and the related Guarantees (as defined below), the “Notes”). The Notes are being issued pursuant to an indenture dated as of the date hereof (the “Indenture”), to be entered into among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”) on November 6, 2006. The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by the Guarantor. The Notes and the Underlying Shares are collectively referred to herein as the “Securities.”
     In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Securities as provided herein. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Firm Notes under the Purchase Agreement.
AGREEMENT
     The parties hereby agree as follows:
     1. Definitions
     As used in this Agreement, the following terms shall have the following meanings:
     Additional Notes: Has the meaning given such term in the Recitals.

     Agreement: Has the meaning given such term in the Preamble.
     Amendment Effectiveness Deadline Date: See Section 2(d)(i) hereof.
     Amount of Registrable Securities: (a) With respect to Notes constituting Registrable Securities, the aggregate principal amount of all such Notes outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Exchange Rate (as defined in the Indenture) in effect at the time of computing the Amount of Registrable Securities or, if no such Notes are then outstanding, the last Exchange Rate in effect under such Indenture when any such Notes were last outstanding and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.
     Automatic Shelf Registration Statement: Has the meaning ascribed to it in Rule 405 promulgated under the Securities Act.
     Board: The Board of Directors of the Guarantor.
     Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York, Texas or The Netherlands are authorized or required by law to be closed.
     Closing Date: November 6, 2006.
     Company: Has the meaning given such term in the Preamble.
     Damages Payment Date: See Section 3(c) hereof.
     Deferral Period: See Section 2(d) hereof.
     Depositary: The Depository Trust Company until a successor is appointed by the Company.
     Effectiveness Date: The 180th day after the Closing Date.
     Effectiveness Period: The period commencing on the date that the Initial Shelf Registration Statement is declared effective under the Securities Act and ending on the date that all Notes, related Guarantees and Underlying Shares have ceased to be Registrable Securities.
     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder and any successor act, rules and regulations.
     Filing Date: The 90th day after the Closing Date.
     Guarantees: Has the meaning given such term in the Recitals.
     Guarantor: Has the meaning given such term in the Preamble.

     Holder: Any holder or owner of a beneficial interest in Registrable Securities.
     Indemnified Holder: See Section 7 hereof.
     Indemnified Person: See Section 7 hereof.
     Indemnifying Person: See Section 7 hereof.
     Indenture: Has the meaning given such term in the Recitals.
     Initial Purchasers: Has the meaning given such term in the Preamble.
     Initial Shelf Registration: See Section 2(a) hereof.
     Inspectors: See Section 4(m) hereof.
     Liquidated Damages: See Section 3(a) hereof.
     NASD: The National Association of Securities Dealers, Inc.
     Notes: Has the meaning given such term in the Recitals.
     Notice and Questionnaire: A written notice delivered to the Company containing substantially the information called for by the Selling Security Holder Notice and Questionnaire attached as Annex A to the Memorandum relating to the Notes dated as of November 6, 2006 (or any amendment or supplement thereto) as such notice may be amended by the Company to the extent reasonably necessary to ensure compliance with applicable law.
     Notice Holder: On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.
     Person: An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or any similar entity formed under the laws of any country, state, principality, province or other governmental subdivision, or a governmental agency or political subdivision thereof.
     Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     Purchase Agreement: Has the meaning given such term in the Recitals.
     QIU: See Section 4(p) hereof.

     Records: See Section 4(m) hereof.
     Registrable Securities: All Notes and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement or Registration Statements covering such Notes and Underlying Shares having been declared effective by the SEC and remaining effective until such Notes and Underlying Shares having been disposed of or issued and sold, as the case may be, in accordance with such effective Registration Statement, (ii) such Notes and Underlying Shares having been sold in compliance with Rule 144 or (except with respect to affiliates of the Company within the meaning of the Securities Act) are eligible for sale in compliance with Rule 144(k), or (iii) such Notes and any Underlying Shares ceasing to be outstanding.
     Registration Default: See Section 3(a) hereof.
     Registration Statement: Any registration statement of the Company or the Guarantor that covers the Registrable Securities filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.
     Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.
     Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     Rule 430B: Rule 430B promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     SEC: The Securities and Exchange Commission.
     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder and any successor act, rules and regulations.
     Shelf Registration: See Section 2(b) hereof.
     Shelf Registration Statement: See Section 2(b) hereof.
     Subsequent Shelf Registration: See Section 2(b) hereof.

     TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder and any successor act, rules and regulations.
     Trustee: Has the meaning given such term in the Recitals.
     Underlying Shares: Has the meaning given such term in the Recitals.
     2. Shelf Registration.
     (a) Shelf Registration. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and the Guarantor shall use their respective reasonable best efforts to file with the SEC a Registration Statement or Registration Statements for an offering to be made on a continuous basis pursuant to Rule 415 (or, in the event Rule 415 shall not be available for any of the Registrable Securities for an offering to be made as permitted under the terms of the Notes and this Agreement, including the offering of the Underlying Shares upon the exchange, repurchase or redemption of the Notes) for an offering covering all of the Registrable Securities (the “Initial Shelf Registration”) on or prior to the Filing Date.
     The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for (i) in the case of the Notes constituting Registrable Securities, resale by Holders, and (ii) in the case of Underlying Shares constituting Registrable Securities, (x) the issuance and sale by the Guarantor, or (y) the resale by Holders, as the case may be, in each case in the manner or manners set forth in such Registration Statement and in Rule 415 (if such rule is available for the Initial Shelf Registration). The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration.
     The Company and the Guarantor shall use their respective reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the expiration of the Effectiveness Period. To the extent permitted by applicable law and the interpretations of the staff of the SEC, the Initial Registration Statement may be terminated with respect to either the Notes or the Underlying Securities, as the case may be, on the date the Effectiveness Period expires. At the time the Initial Shelf Registration is declared effective, each Holder that became a Notice Holder on or prior to the date five (5) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.
     (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company and the Guarantor shall use their respective reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (or, in the event Rule 415 shall not be available for any of the Registrable Securities, covering an offering to be made as permitted under the terms of the Notes and this Agreement, including the offering of the Underlying Shares upon exchange, repurchase or redemption of the Notes) (each, a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Company and the Guarantor shall use their respective reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective until the termination of the Effectiveness Period. As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration and the term “Shelf Registration Statement” means any Registration Statement or Registration Statements filed in connection with a Shelf Registration.
     (c) Supplements and Amendments. The Company and the Guarantor shall promptly use their respective reasonable best efforts to supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement.
     (d) Notice Holders. Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 5. Following the date that the Initial Shelf Registration Statement is declared effective, each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. Each Holder who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees by submitting a Notice and Questionnaire to the person specified therein, it will be bound by the terms and conditions of the Notice and Questionnaire and this Agreement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to the address specified in the Notice and Questionnaire, and in any event upon the later of (x) ten (10) Business Days after such date or (y) ten (10) Business Days after the expiration of any period in which the Guarantor and the Company shall have suspended the effectiveness of the Shelf Registration Statement pursuant to Section 3(b) hereof (each, a “Deferral Period”) in effect when the Notice and Questionnaire is delivered or put into effect within ten (10) Business Days of such delivery date:
     (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Guarantor shall file a post-effective amendment to the Shelf Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed;
     (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and
     (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);
     provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(b). Notwithstanding anything contained herein to the contrary, (i) neither the Company nor the Guarantor shall be under any obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company and the Guarantor shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.
     3. Liquidated Damages
     (a) The Company, the Guarantor and the Initial Purchasers agree that the Holders will suffer damages if the Company and the Guarantor fail to fulfill their obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of the damages in either case with precision. Accordingly, the Company agrees to pay in the aggregate liquidated damages on the principal amount of Notes that constitute Registrable Securities at a rate of 0.25% per annum (“Liquidated Damages”) under the circumstances (each of which shall be given independent effect; each a “Registration Default”):
     (i) if the Initial Shelf Registration is not filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue on the Notes that constitute Registrable Securities;
     (ii) if the Company or the Guarantor fails to cause the Initial Shelf Registration to be declared effective by the SEC on or prior to the Effectiveness Date, then commencing one day after the Effectiveness Date, Liquidated Damages shall accrue on the Notes that constitute Registrable Securities; and
     (iii) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than as permitted under Section 3(b)), then commencing one day after the date the Shelf Registration ceases to be effective, Liquidated Damages shall accrue on the Notes that constitute Registrable Securities;

     provided, however, that Liquidated Damages on the Notes that constitute Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii) or (iii) or ever exceed 0.25% per annum; provided, further, however, that (1) upon the filing of the Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3), (2) upon the effectiveness of the Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3), or (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (a)(iii) of this Section 3), Liquidated Damages on the Notes that constitute Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, so long as any Note is then capable of being resold by Holders under an effective Shelf Registration Statement or pursuant to Rule 144(k), no Liquidated Damages shall accrue on such Note.
     (b) Notwithstanding paragraph (a) of this Section 3, if the Board determines in good faith that it is in the best interest of the Guarantor not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Guarantor or its subsidiaries and the Guarantor notifies the selling Holders within two Business Days after such determination is made, the Guarantor and the Company may suspend the effectiveness of the Shelf Registration as a result of such nondisclosure for up to 45 consecutive days in any 90-day period for a total of not more than 90 days in any calendar year, without paying Liquidated Damages.
     (c) Any amounts of Liquidated Damages due pursuant to Section 3(a)(i), 3(a)(ii) or 3(a)(iii) will be payable in cash semi-annually on each April 30 and October 31 (each a “Damages Payment Date”), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to Holders of record of Notes that constitute Registrable Securities on the April 15 or October 15 next preceding such Damages Payment Date. The amount of Liquidated Damages for Registrable Securities will be determined on the basis of a 360-day year comprised of twelve 30-day months.
     4. Registration Procedures
     In connection with the filing of any Registration Statement or Registration Statements pursuant to Section 2 hereof, the Company and the Guarantor shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company or the Guarantor hereunder the Company and the Guarantor shall:
     (a) Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use their reasonable best efforts to cause each such Registration Statement(s) to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company and the Guarantor shall furnish to and afford the Initial Purchasers a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least five Business Days prior to such filing, or such later date as is reasonable under the circumstances). Neither the Company nor the Guarantor shall file any Registration Statement or Prospectus or any amendments or supplements thereto if the Notice Holders of a majority in Amount of Registrable Securities covered by such Registration Statement or, in the case of the Initial Shelf Registration Statement, the Initial Purchasers, shall reasonably object.
     (b) Each Registration Statement that is or is required by this Agreement to be filed with the SEC shall be filed on Form S-3 if the Company and the Guarantor are then eligible to use Form S-3 for the purposes contemplated by this Agreement, or, if either the Company or the Guarantor is not then so eligible to use Form S-3, shall be on Form S-1 or another appropriate form that is then available to the Company for the purposes contemplated by this Agreement. Each such Registration Statement that is filed on Form S-3 shall constitute an Automatic Shelf Registration Statement if the Company and the Guarantor are then eligible to file an Automatic Shelf Registration Statement on Form S-3 for the purposes contemplated by this Agreement. If, at the time any Registration Statement is filed with the SEC, the Company and the Guarantor are eligible, pursuant to Rule 430B(b), to omit, from the prospectus that is filed as part of such Registration Statement, the identities of selling securityholders and amounts of securities to be registered on their behalf, then the Company and the Guarantor shall prepare and file such Registration Statement in a manner as to permit such omission and to allow for the subsequent filing of such information in a prospectus pursuant to Rule 424(b) in the manner contemplated by Rule 430B(d).
     (c) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration, as may be necessary to keep such Registration Statement continuously effective for its Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented except as provided in Section 3(b) hereof.
     (d) If the third anniversary of the initial effective date of any Registration Statement (within the meaning of Rule 415(a)(5)) shall occur at any time during the Effectiveness Period, file with the SEC, prior to such third anniversary, a new Registration Statement covering the Registrable Securities, in the manner contemplated by, and in compliance with, Rule 415(a)(6), and use its reasonable best efforts to cause such new Registration Statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary. Each such new Registration Statement, if any, shall be deemed, for purposes of this Agreement, to be a Subsequent Shelf Registration Statement.
     (e) If, at any time during the Effectiveness Period, any Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which such Registration Statement was filed with the SEC (or if such Registration Statement constituted an Automatic Shelf Registration Statement at the time it was filed with the SEC and shall thereafter cease to constitute an Automatic Shelf Registration Statement, or if the

Company or the Guarantor shall have received, from the SEC, a notice, pursuant to Rule 401(g)(2) under the Securities Act, of objection to the use of the form on which such Registration Statement was filed with the SEC), (i) promptly give notice to each Notice Holder, a single counsel for the Holders and the Initial Purchasers (and (ii) promptly file with the SEC a new Registration Statement under the Securities Act, or a post-effective amendment to such Registration Statement, to effect compliance with the Securities Act. The Company shall use its reasonable best efforts to cause such new Registration Statement or post-effective amendment to become effective under the Securities Act as soon as practicable and shall promptly give notice of such effectiveness to each Notice Holder, a single counsel for the Holders and the Initial Purchasers. Each such new Registration Statement, if any, shall be deemed, for purposes of this Agreement, to be a Subsequent Shelf Registration Statement.
     (f) Notify the Notice Holders and the Initial Purchasers promptly (but in any event within two Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Notice Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate, or (v) that the effectiveness of the Shelf Registration Statement is suspended pursuant to Section 3(b) hereof.
     (g) Use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.
     (h) Furnish to each Notice Holder, a single counsel to such Holders (chosen in accordance with Section 6(b)) and the Initial Purchasers at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

     (i) Deliver to each Notice Holder, a single counsel to such Holders (chosen in accordance with Section 6(b)) and the Initial Purchasers, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second paragraph of Section 5 hereof, the Company and the Guarantor hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the Notice Holders and the Initial Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in the manner set forth therein.
     (j) Prior to any public offering of Registrable Securities, to use their reasonable best efforts to register or qualify, to the extent required by applicable law, and to cooperate with the Notice Holders and a single counsel to such Holders (chosen in accordance with Section 6(b)) in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder may reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided further, however, that neither the Company nor the Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
     (k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends (unless required by applicable law) and shall be in a form eligible for deposit with the Depository; and enable such Registrable Securities to be in such denominations and registered in such names as such Notice Holder may reasonably request.
     (l) Use their reasonable best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Notice Holder or Notice Holders thereof to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such Notice Holder’s business, in which case the Company and the Guarantor will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.
     (m) Upon the occurrence of any event contemplated by Section 4(f)(ii), 4(f)(iii) or 4(f)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) use their reasonable best efforts to file with the SEC, at the expense of the Company and the Guarantor, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (n) Prior to the effective date of the Initial Registration Statement, (i) provide the Trustee with certificates for the Notes in a form eligible for deposit with the Depository and (ii) provide a CUSIP number for the Notes.
     (o) Prior to the effective date of the Initial Registration Statement relating to the Underlying Shares, provide a CUSIP number for the Underlying Shares.
     (p) Make available for inspection by not more than one representative of selling Notice Holders of such Registrable Securities being sold and one firm of attorneys and one accounting firm (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Guarantor and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Guarantor and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable Inspectors to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Guarantor and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Guarantor determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement if such Registration Statement is then available, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for the Notice Holders, necessary or advisable in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Notice Holder or their Inspectors and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public other than through the acts of the Inspectors; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (ii) or (iii) of this sentence to permit the Company or the Guarantor to obtain a protective order (or waive the provisions of this Section 4(p)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.
     (q) Provide (i) the Holders of the Registrable Securities to be included in a Registration Statement and not more than one counsel for all the Holders of such Registrable Securities chosen in accordance with Section 6(b), reasonable opportunity to participate in the preparation of a Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

     (r) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Guarantor commencing after the effective date of a Registration Statement, which statements shall be made available no later than 45 days after the end of any 12-month period or 90 days after the end of any 12-month period if such period is a fiscal year of the Guarantor.
     (s) Cooperate with each Notice Holder of the Registrable Securities covered by any Registration Statement and their counsel in connection with any filings required to be made with the NASD, including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a “qualified independent underwriter” (“QIU”) as contemplated therein and otherwise applying the provisions of this Agreement to such QIU as though it were a participating underwriter.
     (t) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Notes; and in connection therewith, cooperate with the Trustee and the Notice Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.
     (u) Use their reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement or Registration Statements, as contemplated hereby.
     (v) Take all actions and enter into such customary agreements (including, if requested, an underwriting agreement in customary form) as are necessary, or reasonably requested by the Holders of a majority of the Registrable Securities being sold, in order to expedite or facilitate disposition of such Registrable Securities; and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:
     (i) the Company and the Guarantor shall make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as would be customarily made by the Company and the Guarantor to underwriters in similar offerings of securities;
     (ii) the Company and the Guarantor shall obtain opinions of counsel of the Company and the Guarantor and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters that would be customarily covered in opinions requested in sales of securities or underwritten offerings;
     (iii) the Company and the Guarantor shall obtain “comfort letters” and updates thereof from the Company’s and the Guarantor’s independent certified public accountants

(and, if necessary, any other independent certified public accountants of any subsidiary of the Company or the Guarantor or of any business acquired by the Company or the Guarantor for which financial statements are, or are required to be, included in any Shelf Registration Statement) addressed to the underwriters, if any, and the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type that would customarily be covered in “comfort letters” to underwriters in connection with similar underwritten offerings;
     (iv) the Company and the Guarantor shall, if an underwriting agreement is entered into, cause any such underwriting agreement to contain indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 6 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and
     (v) the Company shall deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the holders of a majority of the Registrable Securities being sold and to the underwriters, if any;
the above to be done at (x) the effectiveness of any Shelf Registration Statement (and each post-effective amendment thereto) and (y) each closing under any underwriting or similar agreement as and to the extent required thereunder.
     5. Holder’s Obligations.
     Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company and the Guarantor with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company and the Guarantor by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company and or the Guarantor may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.
     Each Holder agrees by acquisition of its Registrable Securities that, upon actual receipt of any notice from the Company and the Guarantor of the happening of any event of the kind described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv) hereof, or of a Deferral Period pursuant to Section 3(b) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(m) hereof, or until it is advised in writing by the Company and the Guarantor that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.
     Notwithstanding anything to the contrary contained herein, neither the Company nor the Guarantor shall have any liability for any incremental expenses incurred as a result of an underwritten offering of any Registrable Securities.
     6. Registration Expenses
     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantor shall be borne by the Company and the Guarantor, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws, including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities, (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with the Depository and of printing prospectuses if the printing of prospectuses is requested by the Holders of the majority in Amount of Registrable Securities included in any Registration Statement, (iii) messenger, telephone and delivery expenses of the Company and the Guarantor, (iv) fees and disbursements of counsel for the Company and the Guarantor and reasonable fees and disbursements of one special counsel for the Holders of Registrable Securities (subject to the provisions of Section 6(b) hereof), (v) fees and disbursements of its independent certified public accountants (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company and the Guarantor desire such insurance, (vii) fees and expenses of all other Persons retained by the Company and the Guarantor, (viii) internal expenses of the Company and the Guarantor (including, without limitation, all salaries and expenses of officers and employees of the Company and the Guarantor performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it.
     (b) The Company and the Guarantor shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in Amount of the Registrable Securities to be included in such Registration Statement.

     7. Indemnification
     (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless (i) the Initial Purchasers, (ii) each Notice Holder, (iii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the Persons referred to in this clause (iii) being hereinafter referred to as a “controlling person”), and (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers, the Notice Holders (including predecessor Notice Holders) or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “Indemnified Holder”), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Indemnified Holder furnished to the Company or the Guarantor in writing by such Indemnified Holder expressly for use in therein. The Company and the Guarantor shall notify such Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company, the Guarantor or such Indemnified Holder.
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, officers and each Person who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company or the Guarantor in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary Prospectus. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale, pursuant to the Shelf Registration Statement, of the Registrable Securities giving rise to such indemnification obligation.
     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the “Indemnified Person”) shall promptly notify the Person or Persons against whom such indemnity may be sought (each an “Indemnifying Person”) in writing, and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnifying Person shall be able to participate in such proceeding and, to the extent that it so elects, jointly with any other similarly situated Indemnifying Person, to assume the defense thereof, subject to the right of the Indemnified Person to be separately represented and to direct its own defense if the named parties to any such proceeding include both the Indemnified Person and the Indemnifying Person and the Indemnified Person has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Holders of the majority in Amount of Registrable Securities, and any such separate firm for the Company, its directors, respective officers and such control Persons of the Company shall be designated in writing by the Company, and any such separate firm for the Guarantor, its directors, respective officers and such control Persons of the Guarantor shall be designated in writing by the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.
     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand pursuant to the Purchase Agreement or from the offering of the Registrable Securities pursuant to any Shelf Registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and any Indemnified Holder on the other shall be deemed to be in the same proportion as the total net proceeds from the initial offering and sale of Notes (before deducting expenses) received by the Company bear to the total net proceeds received by such Indemnified Holder from sales of Registrable Securities giving rise to such obligations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or such Indemnified Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     Each of the Company, the Guarantor and the Initial Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
     The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company or the Guarantor, their respective officers or directors or any other Person controlling any of the Company or the Guarantor and (iii) acceptance of and payment for any of the Registrable Securities.
     8. Rules 144 and 144A
     The Company and the Guarantor covenant that they will file the reports required to be filed by them under the Securities Act and the Exchange Act, if any, in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time either the Company or the Guarantor are not required to file such reports, they will, upon the request of any Holder, make available such information necessary to permit sales pursuant to Rule 144A. The Company and the Guarantor further covenant that, for so long as any Registrable Securities remain outstanding, they will use their reasonable best efforts to take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such holder to sell Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company or the Guarantor to register any of their securities pursuant to the Exchange Act.
     9. Miscellaneous
     (a) No Inconsistent Agreements. Neither the Company nor the Guarantor have, as of the date hereof, entered into, and neither the Company nor the Guarantor shall, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor the Guarantor will enter into any agreement with respect to any of its securities that will grant to any Person piggyback registration rights with respect to a Registration Statement, except to the extent any existing right has not heretofore been waived; provided, however, that notwithstanding anything herein to the contrary the rights previously granted by the Company or the Guarantor shall not be negatively affected by the Agreement.
     (b) Adjustments Affecting Registrable Securities. Neither the Company nor the Guarantor shall, directly or indirectly, take any action with respect to the Notes as a class that would adversely affect the ability of the Holders to include their Notes in a registration undertaken pursuant to this Agreement.
     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Guarantor and the Holders of not less than the majority in Amount of Registrable Securities; provided, however, that Section 7 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company, the Guarantor and each Holder (including, in the case of an amendment, modification or supplement of Section 7, any Person who was a Holder of Notes disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of Registrable Securities being sold by such Holders pursuant to such Registration Statement.
     (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

     (1) if to a Holder, at the most current address of such Holder set forth on the records of the registrar under the Indenture, in the case of Holders of Notes, and the stock ledger of the Guarantor.
     (2) if to the Initial Purchasers:
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Attention: Syndication Department
and
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndication Department
     with copies to:
Davis Polk & Wardell
450 Lexington Avenue
New York, NY 10017
Facsimile No.: (212) 450-3800
     (3) if to the Company, at the addresses as follows:
Core Laboratories LP
6316 Windfern Road,
Houston, Texas 77040
Attention: General Counsel
Facsimile No.: (713) 328-2152
     with copies to:
Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, Texas 77002-6760
Attention: Mark Kelly
Facsimile No.: 713-615-5531
     if to the Guarantor:
Core Laboratories N.V.
Herengracht 424

1017 BZ Amsterdam
The Netherlands
     with a copy to:
Core Laboratories LP
6316 Windfern Road
Houston, Texas 77040
Attn: General Counsel
Telephone Number: (713) 328-2673
Facsimile Number: (713) 328-2152
     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile.
     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Notes.
     (f) Counterparts. This Agreement may be executed (including by facsimile) in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     (i)  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Guarantor or their respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
     (k) Third Party Beneficiaries. Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.
     (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company and the Guarantor on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.
     (m) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 5, 6 or 7 hereof and the obligations to make payments of and provide for Liquidated Damages under Section 3 hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CORE LABORATORIES LP
	By:	Core Laboratories, LLC, its general partner

By:

	Name:	Richard L. Bergmark
	Title:	Chief Financial Officer

CORE LABORATORIES N.V.
	By:	Core Laboratories International B.V.,
its Sole Managing Director

By:

	Name:	Jan Willem Sodderland
	Title:	Managing Director of Core Laboratories International B.V.

Confirmed and accepted as of the date first above written:

LEHMAN BROTHERS INC.

By:
Name:
Title:
BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]